EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-161192) of International Lease Finance Corporation of our report dated March 9, 2011 relating to the financial statements, which appears in Form 10-K.

Los Angeles, California
March 9, 2011